Exhibit 99.(j)

[KPMG LLP letterhead]

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

The American Skandia Trust:

We consent to the incorporation by reference, in this registration statement, of our report dated February 24, 2006 on the statement of assets and liabilities of American Skandia Trust, (comprised of AST JPMorgan International Equity Portfolio, AST William Blair International Growth Portfolio, AST LSV International Value Portfolio, AST MFS Global Equity Portfolio, AST Small-Cap Growth Portfolio, AST DeAM Small-Cap Growth Portfolio, AST Federated Aggressive Growth Portfolio, AST Goldman Sachs Small-Cap Value Portfolio, AST Small-Cap Value Portfolio, AST DeAM Small-Cap Value Portfolio, AST Goldman Sachs Mid-Cap Growth Portfolio, AST Neuberger Berman Mid-Cap Growth Portfolio, AST Neuberger Berman Mid-Cap Value Portfolio, AST Mid-Cap Value Portfolio, AST T. Rowe Price Natural Resources Portfolio, AST T. Rowe Large-Cap Growth Portfolio, AST MFS Growth Portfolio, AST Marsico Capital Growth Portfolio, AST Goldman Sachs Concentrated Growth Portfolio, AST DeAM Large-Cap Value Portfolio, AST Large-Cap Value Portfolio, AST AllianceBernstein Core Value Portfolio, AST Cohen & Steers Realty Portfolio, AST AllianceBernstein Managed Index 500 Portfolio, AST American Century Income & Growth Portfolio, AST AllianceBernstein Growth & Income Portfolio, AST Global Allocation Portfolio, AST American Century Strategic Balanced Portfolio, AST T. Rowe Price Asset Allocation Portfolio, AST T. Rowe Price Global Bond Portfolio, AST Goldman Sachs High Yield Portfolio, AST Lord Abbett Bond-Debenture Portfolio, AST PIMCO Total Return Bond Portfolio, AST PIMCO Limited Maturity Bond Portfolio, AST Money Market Portfolio, AST Aggressive Asset Allocation Portfolio, AST Balanced Asset Allocation Portfolio, AST Capital Growth Asset Allocation Portfolio, AST Conservative Asset Allocation Portfolio, AST Preservation Asset Allocation Portfolio, hereafter collectively referred to as the “Funds”), as of December 31, 2005 including the portfolios of investments as of December 31, 2005, the related statements of operations for the year then ended and the statements of changes in net assets and the financial highlights for each of the years in the two-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP
New York, New York
April 28, 2006